EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A Amendment No. 1 of our firm's audit report dated 22 July 2010 relating to the financial statements of Big Clix Corp. as of June 30, 2010 and for the period from June 18, 2010 (inception) to June 30, 2010 appearing elsewhere in this Registration Statement.

We also consent to the reference to Conner & Associates, PC under the heading "Experts" in such Prospectus.

/s/ Conner & Associates, PC
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CONNER & ASSOCIATES, PC
Newtown, Pennsylvania
31 August 2010